Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$94,950
Unrealized Gain (Loss) on Market Value of Futures	(1,903,750)
Interest Income	535
Total Income (Loss)	$(1,808,265)

Expenses
Investment Advisory Fee	$16,487
NYMEX License Fee	637
Brokerage Commissions	366
Non-interested Directors' Fees and Expenses	140
Other Expenses	28,000
Total Expenses	45,630
Expense Waiver	(23,878)
Net Expenses	$21,752
Net Gain (Loss)	$(1,830,017)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/10	$35,403,246
Net Gain (Loss)	(1,830,017)

Net Asset Value End of Period	$33,573,229
Net Asset Value Per Unit (700,000 Units)	$47.96

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502